CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT is made as of December 1, 1997 by and between Golf Ventures, Inc. (the "Company"), a Utah corporation, and WOLFGANG DUREN ("Consultant").

                                    RECITALS

          WHEREAS, the Company desires to obtain the benefit of the experience, knowledge and services of Consultant upon the terms and conditions hereinafter set forth;

          WHEREAS, the Consultant is willing to render such consulting services to the Company upon the following terms;

                                  WITNESSETH:

          NOW, THEREFORE, in consideration of the foregoing and of the mutual payments and covenants contained herein, the parties hereto, each intending to be legally bound, agree as follows:

1. Nature of Consulting Services. The Company agrees to retain the Consultant to provide non-exclusive management consulting services in connection with the business of the Company and Consultant agrees to provide such consulting services upon request. Consultant shall perform such consulting services by rendering business, financing and shareholder advice to the Company in connection with the business activities of the Company as well I as partnership issues, tax and legal, especially for the foreign investors.

2. Term and Effectiveness. The term of this Agreement shall extend for a one-year period commencing on December 1, 1997 (the "Initial Term"). After the Initial Term, this Agreement shall be renewed automatically for successive terms of one (1) year each (a "Renewal Term"), unless prior to the end of the Initial Term or any Renewal Term either party shall have given to the other party at least three months prior written notice of termination of this Agreement. If a termination notice is given by either party, the Company shall have the obligation to pay the agreed upon consulting fees to which Consultant is entitled hereunder through the end of the Initial Term or any Renewal Term, as the case may be. This Agreement becomes immediately effective upon execution of this Agreement between the Company and the Consultant.

3. Consideration. The Company shall pay to the Consultant for all consulting services performed by Consultant for the Company during the first seven (7) months of the initial Term, as compensation for the additional efforts required following the merger transaction and to assist the Company in stabilizing its finances, a consulting fee in the amount of $15,000.00 per

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month.  Thereafter,  for the  remainder of the Initial  Term and for  subsequent
Renewal Terms, a consulting fee of $8,333.00 per month, to be delivered pursuant to instructions from the Consultant.

4. Titles and Duties. The Consultant retained by the Company solely for the purposes set forth in this Agreement and his relation to the Company during the Initial Term or subsequent Renewal Terms of this Agreement shall be that of an independent contractor solely responsible for the manner and means by which he carries out his duties hereunder. He shall not have the power to obligate, commit or bind the Company in any manner whatsoever without the express written permission of the Company. He shall not represent to any third party that he has such powers. He shall not be construed for any purpose to be an employee subject to the control and direction of the Company. In the performance of his duties hereunder, the Consultant shall I not represent himself to any person or entity as an officer, agent or employee of, or use the title of an officer, agent or employee of, the Company. For purposes of his personal disclosures in connection with obtaining credit, or entering into any employment, consulting or a similar contractual relationship and not for any purpose in connection with the business of the Company or for any other purpose, the Consultant may represent himself as an Independent Advisor to the Company.

5. Time Requirements. During the term of this Agreement, the Consultant shall devote such time and attention to his duties hereunder as are reasonably required to provide satisfactory consulting services pursuant to this Agreement. The Consultant shall be free to undertake employment or to engage in self-employment during the term of this Agreement, subject to paragraphs 9, 10, and 11 hereinafter, and the Company shall not be entitled to any offset or credit against the consulting fee based upon the Consultant's other earnings.

6. Expenses. The Consultant shall be reimbursed by the Company for all reasonable expenses specifically and directly related to the performance of his duties hereunder. The Consultant shall promptly provide the Company with a reasonable accounting for such business expenses. The Consultant shall be reimbursed for such expenses within the customary policy for reimbursement of such expenses.

7. Indemnification, Subject to compliance with the Company's Articles of Incorporation and By-Laws and applicable state laws, the Company agrees to indemnify the Consultant and defend and hold him harmless of and from any and all liabilities, claims, damages, costs and expenses (including attorney fees) incurred by Consultant as a result of performance by Consultant of services under this Agreement. Indemnification does not apply in cases of Consultant's material breach of any obligations under this Agreement, nor Consultant's gross negligence, willful misconduct, gross misfeasance or malfeasance.

8. No Termination. The parties hereto expressly acknowledge that neither the death or disability of Consultant, nor the cessation of the need of consulting services, shall relieve the Company of any of its obligations hereunder. On the death or disability of Consultant, Company shall continue

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payment of Consultant fee to Consultant's  estate through the end of the Initial
Term, or for a minimum of three (3) months if death or disability occurs during a Renewal Term.

9. Non-Competition. During the Initial Term and subsequent Renewal Terms, and for a period of one (1) year thereafter, without the prior written consent of the Board of Directors, the Consultant shall not, directly or indirectly, become or act as an employee, consultant, officer, director, owner, or principal shareholder of any company "in competition" with the current business activities of the Company.

          As used herein, the term "in Competition", when used with reference to any business, means that (1) not less than 20% of the consolidated revenues of that business are provided by one or more classes of services provided and/or products manufactured and sold by such business (the "Common Classes") that, in the aggregate, provide not less than 20% of the Company's consolidated revenues and (2) at least one of the Common Classes individually provides not less than 10% of the consolidated revenues of that business and of the Company.

          However, nothing herein shall prevent Consultant from investing in a company "in Competition" as a non-controlling investor or shareholder if his interest is less than ten percent of the voting control of such company. Also, Consultant has the right to retain (or exercise his right to acquire and thereafter retain) any investment that Consultant owned (or had the ad the contractual right to acquire) as of the date of commencement of this Agreement.

10. Company Property. All non-public, confidential and proprietary information of the Company regarding its (i) sales and marketing plans, goals, analyses and techniques, (ii) management information reports, (iii) invoices,
(iv) cost and pricing models, (v) business operation plans, policies, procedures and acquisition targets or financing programs in effect or known to the Consultant, (vi) trade secrets and techniques, (vii) legal and accounting policies, procedures and materials, are and shall remain the sole and confidential property of the Company.

11. Confidentiality. During the consulting term(s) and at all times thereafter, the Consultant shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any non-public material described in Section 10 above, made known to the Consultant or learned or acquired by the Consultant while in the employ of the Company, provided that this provision shall not be construed to restrict the use or disclosure of any information which (i) is publicly known at the time of its disclosure to, or use by, the Consultant; (ii) is lawfully received by the Consultant from a third party not bound in a confidential relationship to the Company, or (iii) is disclosed by the Consultant to employees of the Company bound by similar confidentiality agreements in order to permit them to perform their duties.

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12.       General.

          (a) Authority. The Company has the power and authority, under its Articles of Incorporation, By-Laws and applicable law, to enter into and perform this Agreement.

          (b) Binding Effect. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the parties and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned by either party, however, without the prior written consent of the other.

          (c) Entire Agreement - Modifications. This instrument sets forth the entire understanding of the parties with respect to the management consulting services to be provided by the Consultant and no other modifications, additions or undertakings shall be enforceable unless contained in a concurrent or subsequent written agreement assigned by the parties hereto.

          (d) Enforceabilily. In the event any portion or portions of this Agreement are declared to be void for illegality, the remaining portions of the Agreement shall remain and shall be valid and binding, unless the purpose and intent of the Agreement is substantially distorted by the deletion of the void portion or portions, in which event the entire Agreement shall be void.

          (e) Notices. Any and all notices referred to herein shall be in writing and shall be deemed to have been given when personally delivered, receipt acknowledged by the relevant party, or when mailed, registered or certified mail, postage pre-paid and return receipt requested, to the following addresses:

To Consultant:

Dr. Wolfgang Duren
itterfeld  4B                 or          806 2nd Avenue
D-82327 Tutzing                            P.O. Box 617
Germany                                    Windermere, FL 32786
Phone:             011-49-8158-8061        Ph: 407/876-3074
Fax:               011-49-8158-3476        Fax: 407/876-3074



To Company:

255 South Orange Avenue
Suite 1515
Orlando, FL 32801
Phone:             407/245-7557
Fax:               407/245-7585


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          Each party to this Agreement, by notice to the other parties,  specify any other address for the receipt of such instruments or communications.

          (f) Legal Fees. If Consultant or Company commits a default under this Agreement, the non-defaulting party shall be entitled to collect reasonable attorney's fees from the defaulting party as a result of such default.

          (g) Governing Laws. This Agreement shall be construed under and shall be governed by the laws of the State of Florida.

          (h) Duration. Notwithstanding the termination of the Consulting Term(s), this Agreement shall continue to bind the parties for as long as any obligations remain under this Agreement.

          (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHERE OF, the parties have executed this Consulting Agreement as o day and year first written above.



COMPANY: Golf Ventures, Inc.



By: /s/ Eric La Grange                    By: /s/ Warren J. Stanchina
   -----------------------                   -------------------------------
   Eric La Grange,                            Warren J. Stanchina, President
   Exec. Vice President

   As of                                  As of
   Dated: December 1, 1997                Dated: December 1, 1997
         -----------------                      ----------------------------



                                                  CONSULTANT
                                                  WOLFGANG DUREN



                                          /s/ Wolfgang Duren
                                          -----------------------------------
                                                  Signature

                                          As of
                                          Dated:  December 1, 1997
                                                 ----------------------------
                                          TAX ID#  ###-##-####
                                                 ----------------------------


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